Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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In re	:	Chapter 11 Case No.
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ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC., et al.,	:
:
Debtors.	:	(Jointly Administered)
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STIPULATION AND AGREEMENT

WITH RESPECT TO CLAIMS OF ARMSTRONG

HOLDINGS, INC. AND ARMSTRONG WORLDWIDE, INC.

Armstrong World Industries, Inc., as reorganized debtor in the above-captioned chapter 11 cases (“AWI”), on behalf of itself and its domestic subsidiaries, Armstrong Holdings, Inc. (“AHI”), and Armstrong Worldwide, Inc. (“AWWD”), by and through their respective undersigned counsel or representatives, hereby stipulate and agree as follows:

RECITALS:

A. On December 6, 2000, AWI and two of its affiliates (the “Debtors”) each commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

B. On or about April 18, 2001, the Bankruptcy Court entered an order setting August 31, 2001 as the deadline for filing certain proofs of prepetition claims against the Debtors, subject to certain limited exceptions not relevant to this Stipulation.

C. On or about August 23, 2001, AHI, AWI’s then publicly held indirect parent company, timely filed proof of claim number 3060 (the “AHI Claim”) against AWI in a contingent and unliquidated amount. In addition, on or about August 23, 2001, AWWD, then the holder of all of the outstanding capital stock of AWI, which in turn is owned entirely by AHI, timely filed proof of claim number 3059 (the “AWWD Claim” and together with the AHI Claim, the “Claims”) against AWI in a contingent and unliquidated amount. The Claims are made with respect to alleged prepetition obligations owed by AWI to AHI and AWWD in connection with certain intercompany obligations or otherwise.

D. On or about February 21, 2006, AWI filed the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified (the “Plan”).1 On August 18, 2006, the United States District Court for the District of Delaware entered an order confirming the Plan. On October 2, 2006, the Effective Date under the Plan occurred.

E. On or about November 2, 2006, AWI and AHI and AWWD entered into that certain Stipulation and Agreement with respect to Unliquidated Claims of Armstrong Holdings, Inc. and Armstrong Worldwide, Inc., pursuant to which it was agreed that the Claims, to the extent allowed, shall be prepetition Unsecured Claims in Class 6 of the Plan and shall be capped in the aggregate amount of $30,000,000 and that the minimum amount of the Claims shall be $3,000,000.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

F. On or about December 29, 2006, AWI filed an objection (the “Objection”) to the Claims seeking allowance of the Claims as prepetition Unsecured Claims in Class 6 under the Plan in the aggregate amount of $3 million. The time for AHI and AWWD to respond to the Objection and the hearing with respect to the Objection have been adjourned without date.

G. In addition to the Claims, a dispute exists between AWI and its domestic subsidiaries, on the one hand, and AHI and AWWD, on the other hand, with respect to the proper allocation of certain anticipated refunds for taxes paid by the Armstrong Group (as hereinafter defined) in 2006 and prior years arising from deductions incurred by AWI and AWWD in 2006 in connection with the implementation of the Plan (the “Tax Dispute”).

H. The parties hereto desire to resolve all matters with respect to the Claims and the Tax Dispute in accordance with the following terms and conditions.

AGREEMENT:

1. The Claims shall be Allowed as prepetition Unsecured Claims in Class 6 under the Plan in the aggregate amount of $8.5 million (collectively, the “Allowed AHI Claim”). The Allowed AHI Claim shall receive the treatment and distribution provided in the Plan with respect to Allowed Unsecured Claims in Class 6 in accordance with the terms and provisions of the Plan, provided, that, all distributions to be made with respect to the Allowed AHI Claim shall be made to AHI, on behalf of itself and AWWD. AHI and AWWD shall have no other Claims in the Chapter 11 Case and shall not be entitled to any other distribution or consideration under the Plan or in connection with the Chapter 11 Case other than as expressly provided for in this Stipulation.

2. Within five (5) Business Days after the Stipulation Effective Date (as hereinafter defined), AWI shall distribute under the Plan to AHI in respect of the Allowed AHI Claim an initial distribution of 98,697 shares of New Common Stock and cash in the amount of $2,069,952.76. Thereafter, AHI shall receive all future distributions in respect of the Allowed AHI Claim as provided in the Plan with respect to Allowed Claims in Class 6.

3. Within five (5) Business Days after the Stipulation Effective Date, AWI shall pay to AHI by wire transfer of immediately available funds the sum of $20,000,000 in cash (the “Settlement Amount”) in full settlement and satisfaction of any and all claims, rights and causes of action held by AHI, AWWD and/or their respective affiliates in any way relating to the taxes of the Armstrong Group, including, without limitation, any and all claims in any way relating to the Tax Dispute.

4. The distributions provided under Paragraphs 2 and 3 hereof shall be made pursuant to written instructions provided by AHI to AWI. If such instructions are not provided to AWI on or before the Stipulation Effective Date, then the date by which such distributions are to be made shall be extended to a date that is five (5) Business Days after AWI receives such written instructions.

5. Immediately upon the occurrence of the Stipulation Effective Date, and without further order of the Bankruptcy Court or other action, each of AHI and AWWD and their respective affiliates shall release and shall be deemed to have released

(i) AWI and its affiliates, (ii) all of the respective employees, directors, officers, shareholders, agents, representatives and attorneys of AWI and its affiliates, (iii) all of the predecessors, successors and assigns of AWI and its affiliates, and (iv) all other persons and entities who acted, or may be deemed to have acted, on behalf of the persons and entities described in subclauses (i) through (iii) of this Paragraph 5, from any and all claims, demands, rights, actions, or causes of action of whatsoever kind or nature, arising out of or in any way relating to the Claims, the Chapter 11 Case, the Plan, or the Tax Dispute, whether foreseen or unforeseen, known or unknown, contingent or actual, liquidated or unliquidated, whether legal or equitable, whether now known or hereafter arising, whether in tort or contract, and whether statutory or at common law; provided, however, nothing contained in this Paragraph 5 shall (a) release AWI of its obligations under this Stipulation or (b) release AWI of its obligations under Sections 7.24 and 8.6 of the Plan. In addition, nothing in this Paragraph 5 shall in any way affect the provisions of Section 11.6 of the Plan.

6. Immediately upon the occurrence of the Stipulation Effective Date and without further order of the Bankruptcy Court or other action, AWI and its affiliates shall release and shall be deemed to have released (i) AHI, AWWD and their respective affiliates, (ii) all of the respective employees, directors, officers, shareholders, agents, representatives and attorneys of AHI, AWWD and their respective affiliates, (iii) all of the predecessors, successors and assigns of AHI, AWWD and their respective affiliates, and (iv) all other persons and entities who acted, or may be deemed to have acted, on behalf of the persons and entities described in subclauses (i) through (iii) of this

Paragraph 6, from any and all claims, demands, rights, actions, or causes of action of whatsoever kind or nature, arising out of or in any way relating to the Claims, the Chapter 11 Case, the Plan or the Tax Dispute, whether foreseen or unforeseen, known or unknown, contingent or actual, liquidated or unliquidated, whether legal or equitable, whether now known or hereafter arising, whether in tort or contract, and whether statutory or at common law; provided, however, that nothing contained in this Paragraph 6 shall release AHI or AWWD of their obligations under this Stipulation.

7. AWI shall have full authority to prepare and file (or cause to be prepared and filed), on behalf any combined, consolidated, unitary or other tax filing group that includes AHI or AWWD (or both), on the one hand, and AWI and/or one or more subsidiaries of AWI, on the other hand (collectively, the “Armstrong Group”), for any taxable period ending on or before, or including, the Effective Date of the Plan, all tax returns, reports, certificates, forms or similar statements or documents (collectively, the “Tax Returns”), whether related to income taxes or non-income taxes, required to be filed or that AWI otherwise deems appropriate, including the filing of any amended Tax Returns or requests for refund.

8. AHI shall promptly, on request by AWI, execute, or cause to be executed, any and all Tax Returns of the Armstrong Group. Neither AHI, AWWD nor any affiliate of AHI or AWWD shall file any Tax Return with respect to the Armstrong Group without AWI’s prior written consent. Any separate Tax Return filing by AHI and/or AWWD (with respect to periods both before and after the Stipulation Effective Date) shall be in all respects consistent with the Tax Returns of the Armstrong Group and will be subject to AWI’s prior review and approval (in each case, to the extent relevant) for purposes of maintaining consistency; and neither AHI nor AWWD shall take any position in any tax contest, audit or other proceeding (judicial, administrative or otherwise) that is inconsistent with the Tax Returns of the Armstrong Group.

9. AHI, AWWD and AWI, and their respective affiliates, shall cooperate fully with each other regarding tax matters (including, without limitation, the execution of appropriate powers of attorney in connection with the filing of Tax Returns) relating to the Armstrong Group and shall make available to the other as reasonably requested all information, records and documents with respect to taxes relating to the Armstrong Group until the expiration of the applicable statutes of limitations or extensions thereof or the conclusion of all audits, appeals or litigation with respect to such taxes.

10. AWI shall be entitled to the entire amount of any and all refunds and credits (including any interest thereon) with respect to or otherwise relating to any taxes of the Armstrong Group. Within five (5) Business Days after receipt of any such refunds or credits, AHI or AWWD, as applicable, shall notify AWI thereof and transfer the same to AWI by wire transfer in accordance with written instructions provided by AWI to AHI.

11. Without limiting the scope of the release contained in Paragraph 5 hereof, neither AHI nor AWWD shall be entitled to any payments from AWI or any affiliate of AWI with respect to, or in any way relating to, taxes of the Armstrong Group (including, without limitation, as compensation for the use or absorption of losses of AHI and AWWD), other than the Settlement Amount and other than any amounts payable by AWI pursuant to paragraph 14 hereof.

12. Each of AHI and AWWD shall promptly notify AWI in writing upon receipt by it or any of its affiliates of any notice of any audits, examinations, adjustments or assessments, or any other communication by a taxing authority, relating to any taxes of the Armstrong Group. Failure to give the notice required by the preceding sentence shall not impair AHI and AWWD’s rights under this Stipulation, except to the extent AWI, its subsidiaries or any of their respective affiliates have been prejudiced thereby. AWI shall have the sole right, at its expense, to control, conduct, compromise and settle any tax contest, audit or other administrative or court proceeding relating to any liability for taxes for the Armstrong Group. With respect to any such proceeding and with respect to the preparation and filing of any Tax Returns of the Armstrong Group, AWI may act in its own self-interest and in the interest of its subsidiaries and affiliates, without regard to any adverse consequences to AHI or AWWD.

13. If and when AHI liquidates for federal income tax purposes, AHI shall designate AWI as the “substitute agent” (within the meaning of Treasury Regulation section 1.1502-77) for the Armstrong Group in accordance with Treasury Regulation section 1.1502-77 and Rev. Proc. 2002-43, 2002-2 C.B. 99 (July 15, 2002), in either case as amended or supplemented, and any comparable provision under state and local law, with respect to all taxable periods ending on or before, or including, the Effective Date of the Plan. Concurrent with such designation, AWI shall be given custody of all AWWD and AHI tax records and documents of the Armstrong Group. Without limiting the generality of the foregoing, AHI and AWWD shall execute on or prior to the Stipulation Effective Date an irrevocable power of attorney coupled with an interest (substantially in the form annexed hereto), authorizing AWI to correspond, sign, collect, negotiate, settle and administer tax payments and Tax Returns for all taxable periods of the Armstrong Group.

14. AWI shall indemnify and hold AHI, AWWD and their respective officers and directors harmless from and against any and all tax liability (including interest or penalties) of the Armstrong Group for any taxable period ending on or before, or including, the Effective Date of the Plan, provided that each of AHI and AWWD has taken no action (whether affirmatively or through omission) that could prejudice the Armstrong Group’s right to receive any refund or credit (or interest thereon) with respect to any taxes of the Armstrong Group and has otherwise complied in all respects with this Stipulation.

15. The parties hereto will cooperate with the others and take all action reasonably necessary to effectuate the intent and purpose of this Stipulation.

16. This Stipulation contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings between the parties relating to the subject matter hereof.

17. This Stipulation can only be amended or otherwise modified by a signed writing executed by the parties hereto.

18. Each person who executes this Stipulation represents that he or she is duly authorized to execute this Stipulation on behalf of the respective parties hereto and that each such party has full knowledge of and has consented to this Stipulation.

19. This Stipulation may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and it shall constitute sufficient proof of this Stipulation to present any copy, copies or facsimiles signed by the parties hereto to be charged.

20. The terms of this Stipulation shall be binding upon the parties and their respective successors and assigns.

21. Any notice to be given pursuant to this Stipulation will be duly given when delivered in writing or by telecopy to the parties at the addresses set forth below or such other address as a party may specify in a notice to the other parties hereto.

If to AWI, at

Armstrong World Industries, Inc.

2500 Columbia Avenue

Lancaster, PA 17603

Att: John N. Rigas, Esq.

Telecopy No. 717-396-6133

If to AHI and/orAWWD, at:

James B. Shein

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606-5096

Telecopy No. 312-984-7700

22. The Stipulation is subject to the approval of the Bankruptcy Court and shall be of no force and effect until such approval is obtained. The date on which an Order is entered by the Bankruptcy Court approving this Stipulation shall be the “Stipulation Effective Date.”

Dated: February 26, 2007

James B. Shein, Esq. McDERMOTT, WILL & EMERY, LLP 227 West Monroe Street Chicago, Illinois 60606-5096 Telephone: (312) 372-2000 Facsimile: (312) 984-7700	Mark D. Collins (No. 2981) Jason M. Madron (No. 4431) RICHARDS, LAYTON & FINGER One Rodney Square, P.O. Box 551 Wilmington, Delaware 19899 (302) 658-6541

ATTORNEYS FOR THE BOARD OF DIRECTORS OF ARMSTRONG HOLDINGS, INC. AND OF ARMSTRONG WORLDWIDE, INC.	-and-
Stephen Karotkin, Esq. Debra A. Dandeneau, Esq. WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153-0119 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

ATTORNEYS FOR ARMSTRONG WORLD INDUSTRIES, INC.